Exhibit 99.1

PRESS RELEASE	Contact:	Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (October 25, 2012) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced earnings of $5,020,000, or $0.31 per diluted share, for the three months ended September 30, 2012. Included in the results for the three months ended September 30, 2012 is a legal settlement expense of $2,090,000 that was previous disclosed on September 27, 2012. Excluding this legal settlement expense, earnings for the three months ended September 30, 2012 would have been approximately $6,231,000, or approximately $0.39 per diluted share. These results compare to earnings of $6,470,000, or $0.40 per diluted share reported by the Company for the three months ended September 30, 2011. Included in the results for the three months ended September 30, 2011 was a $7,575,000 bargain purchase gain related to the Company’s acquisition of the banking operations of Citizens Bank of Northern California on September 23, 2011. Excluding this bargain purchase gain, earnings for the three months ended September 30, 2011 would have been approximately $2,080,000, or $0.13 per diluted share. Diluted earnings per share for the nine months ended September 30, 2012 and 2011 were $0.89 and $0.75, respectively, on earnings of $14,272,000 and $12,041,000, respectively.

Total assets of the Company increased $27,014,000 (1.1%) to $2,515,481,000 at September 30, 2012 from $2,488,467,000 at September 30, 2011. Total loans of the Company increased $20,000 (0.0%) to $1,575,647,000 at September 30, 2012 from $1,575,627,000 at September 30, 2011. Loans increased $23,165,000 and $41,397,000 during the three months ended September 30, 2012 and June 30, 2012, respectively. Total deposits of the Company increased $81,416,000 (3.8%) to $2,201,639,000 at September 30, 2012 from $2,120,223,000 at September 30, 2011.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended September 30,
(dollars in thousands)	2012	2011	$ Change	% Change
Net Interest Income	$25,631	$22,007	$3,624	16.5%
Provision for loan losses	(532)	(5,069)	4,537	(89.5%)
Noninterest income	9,127	14,723	(5,596)	(38.0%)
Noninterest expense	(25,590)	(20,873)	(4,717)	22.6%
Provision for income taxes	(3,616)	(4,318)	702	(16.3%)

Net income	$5,020	$6,470	($1,450)	(22.4%)

Included in the Company’s results for the three month period ended September 30, 2012 is the acquisition by Tri Counties Bank of the banking operations of Citizens Bank of Northern California, Nevada City, California from the FDIC under a whole bank purchase and assumption agreement without loss sharing on September 23, 2011. The assets acquired and liabilities assumed in the Citizens acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). Loans acquired through the Citizens acquisition are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended
	September 30, 2012			September 30, 2011
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,573,816	$25,530	6.49%	$1,410,151	$21,987	6.24%
Investments - taxable	195,951	1,455	2.97%	256,149	2,138	3.34%
Investments - nontaxable	9,561	173	7.24%	11,586	213	7.36%
Federal funds sold	571,837	372	0.26%	359,462	213	0.24%

Total earning assets	2,351,164	27,530	4.68%	2,037,348	24,551	4.82%

Other assets, net	168,095			170,452

Total assets	$2,519,259			$2,207,800

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$479,565	196	0.16%	$408,954	275	0.27%
Savings deposits	757,491	314	0.17%	639,476	331	0.21%
Time deposits	359,507	596	0.66%	389,161	937	0.96%
Other borrowings	41,852	395	3.78%	60,849	610	4.01%
Trust preferred securities	41,238	333	3.23%	41,238	312	3.03%

Total interest-bearing liabilities	1,679,652	1,834	0.44%	1,539,678	2,465	0.64%

Noninterest-bearing deposits	577,523			427,808
Other liabilities	35,227			31,754
Shareholders’ equity	226,857			208,560

Total liabilities and shareholders’ equity	$2,519,259			$2,207,800

Net interest rate spread			4.24%			4.18%
Net interest income/net interest margin (FTE)		25,696	4.37%		22,086	4.34%

FTE adjustment		(65)			(79)

Net interest income (not FTE)		$25,631			$22,007

Net interest income (FTE) during the three months ended September 30, 2012 increased $3,610,000 (16.3%) from the same period in 2011 to $25,696,000. The increase in net interest income (FTE) was primarily due to a $163,665,000 (11.6%) increase in average balance of loans and a 25 basis point increase in average yield on loans to 6.49%, both of which are primarily due to the Citizens acquisition in September 2011. The operations of Citizens from July 1, 2012 to September 30, 2012 added approximately $4,130,000 and $79,000 to interest income and interest expense, respectively. Included in the $4,130,000 of Citizens related interest income recorded during the three months ended September 30, 2012, is $1,658,000 of interest income from fair value discount accretion.

The Company provided $532,000 for loan losses in the third quarter of 2012 versus $3,371,000 in the second quarter of 2012 and $5,069,000 in the third quarter of 2011. Included in the provision for loan losses during the quarter ended September 30, 2012, was $529,000 related to Citizens loans. The decrease in provision for loan losses during the third quarter of 2012 compared to the second quarter of 2012 was primarily the result of improvement in collateral values and estimated cash flows related to nonperforming and purchased credit impaired loans, and a reduction in nonperforming loans.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended September 30,
(dollars in thousands)	2012	2011	$ Change	% Change
Service charges on deposit accounts	3,617	3,769	($152)	(4.0%)
ATM fees and interchange	1,877	1,780	97	5.4%
Other service fees	567	460	107	23.3%
Mortgage banking service fees	403	375	28	7.5%
Change in value of mortgage servicing rights	(681)	(800)	119	(14.9%)

Total service charges and fees	5,783	5,584	199	3.6%

Gain on sale of loans	1,430	598	832	139.1%
Commission on NDIP	803	542	261	48.2%
Increase in cash value of life insurance	450	450	—	0.0%
Change in indemnification asset	(94)	(289)	195	(67.5%)
Gain on sale of foreclosed assets	418	82	336	409.8%
Other noninterest income	337	7,756	(7,419)	(95.7%)

Total other noninterest income	3,344	9,139	(5,795)	(63.4%)

Total noninterest income	$9,127	$14,723	($5,596)	(38.0%)

Noninterest income decreased $5,596,000 (38.0%) to $9,127,000 for the three months ended September 30, 2012 when compared to the three months ended September 30, 2011. Excluding the $7,575,000 bargain purchase gain related to the Citizens acquisition and recorded in the three month period ended September 30, 2011, noninterest income would have increased $1,979,000 (27.7%) for the three months ended September 30, 2012 compared to the three months ended September 30, 2011. Excluding the effect of the bargain purchase gain, the change in noninterest income was primarily due to an $832,000 increase in gain on sale of loans, a $336,000 increase in gain on sale of foreclosed assets, and a $261,000 increase in commissions on sale of nondeposit investment products (NDIP). The increase in gain on sale of loans is due to increased residential real estate loan refinance activity and our focus to service that activity. The increase in commissions on sale of NDIP is due to our application of additional resources in that area. The operations of Citizens accounted for $574,000 of noninterest income during the three months ended September 30, 2012.

Salary and benefit expenses increased $432,000 (3.6%) to $12,362,000 during the three months ended September 30, 2012 compared to the three months ended September 30, 2011. Base salaries increased $857,000 (11.5%) to $8,337,000 during the three months ended September 30, 2012. The increase in base salaries was mainly due to a 10.6% increase in average full time equivalent staff to 740 and annual merit increases when compared to the three months ended September 30, 2011. The increase in full time equivalent staff is mainly due to the Citizens acquisition on September 23, 2011. Incentive and commission related salary expenses decreased $594,000 (32.1%) to $1,254,000 during three months ended September 30, 2012 due primarily to large net income related bonus accruals made during the three months ended September 30, 2011. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $169,000 (6.5%) to $2,771,000 during the three months ended September 30, 2012 primarily due to the increase in average full time equivalent staff noted above. The operations of Citizens from July 1, 2012 to September 30, 2012 added $524,000 to salaries and benefits expense.

Other noninterest expenses increased $4,285,000 (47.9%) to $13,228,000 during the three months ended September 30, 2012 when compared to the three months ended September 30, 2011. Included in noninterest income for the three months ended September 30, 2012 is $2,090,000 related to a legal settlement that was previously disclosed by the Company on September 27, 2012. Excluding this legal settlement, other noninterest expenses would have increased $2,195,000 (24.5%). Changes in the various categories of other noninterest expense are reflected in the table below. The changes are indicative of the Citizens acquisition, and the economic environment which has led to increases, or fluctuations, in professional loan collection expenses, provision for foreclosed asset losses, and foreclosed asset expenses. The operations of Citizens from July 1, 2012 to September 30, 2012 added $646,000 to other noninterest expenses.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended September 30,
(dollars in thousands)	2012	2011	$ Change	% Change
Salaries	$8,337	$7,480	$857	11.5%
Commissions and incentives	1,254	1,848	(594)	(32.1%)
Employee benefits	2,771	2,602	169	6.5%

Total salaries and benefits expense	12,362	11,930	432	3.6%

Occupancy	1,851	1,521	330	21.7%
Equipment	1,138	949	189	19.9%
Change in reserve for unfunded commitments	(35)	—	(35)
Data processing and software	1,017	940	77	8.2%
Telecommunications	553	382	171	44.8%
ATM network charges	529	425	104	24.5%
Professional fees	832	462	370	80.1%
Advertising and marketing	710	607	103	17.0%
Postage	230	163	67	41.1%
Courier service	270	222	48	21.6%
Intangible amortization	52	20	32	160.0%
Operational losses	171	166	5	3.0%
Provision for foreclosed asset losses	433	306	127	41.5%
Foreclosed asset expense	284	215	69	32.1%
Assessments	590	517	73	14.1%
Other	4,603	2,048	2,555	124.8%

Total other noninterest expense	13,228	8,943	4,285	47.9%

Total noninterest expense	$25,590	$20,873	$4,717	22.6%

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2011. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 37-year history in the banking industry. It operates 41 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 72 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Statement of Income Data
Interest income	$27,465	$27,944	$27,164	$29,609	$24,472
Interest expense	1,834	2,010	2,128	2,329	2,465
Net interest income	25,631	25,934	25,036	27,280	22,007
Provision for loan losses	532	3,371	3,996	5,429	5,069
Noninterest income:
Service charges and fees	5,783	6,155	5,952	6,457	5,584
Other income	3,344	4,422	2,313	4,032	9,139
Total noninterest income	9,127	10,577	8,265	10,489	14,723
Noninterest expense:
Base salaries net of deferred loan origination costs	8,337	8,273	8,159	8,071	7,478
Incentive compensation expense	1,254	1,347	1,375	188	1,850
Employee benefits and other compensation expense	2,771	2,870	3,228	2,506	2,602
Total salaries and benefits expense	12,362	12,490	12,762	10,765	11,930
Other noninterest expense	13,228	11,877	10,153	11,311	8,943
Total noninterest expense	25,590	24,367	22,915	22,076	20,873
Income before taxes	8,636	8,773	6,390	10,264	10,788
Net income	$5,020	$5,321	$3,931	$6,549	$6,470
Share Data
Basic earnings per share	$0.31	$0.33	$0.25	$0.41	$0.40
Diluted earnings per share	$0.31	$0.33	$0.25	$0.41	$0.40
Book value per common share	$14.21	$13.96	$13.71	$13.55	$13.19
Tangible book value per common share	$13.16	$12.91	$12.66	$12.49	$12.14
Shares outstanding	15,992,893	15,992,893	15,978,958	15,978,958	15,978,958
Weighted average shares	15,992,893	15,985,922	15,978,958	15,978,958	15,978,958
Weighted average diluted shares	16,051,876	16,047,344	16,042,765	16,015,312	16,006,358
Credit Quality
Nonperforming originated loans	$66,654	$69,749	$70,764	$75,775	$74,324
Total nonperforming loans	81,611	82,877	82,575	85,731	85,067
Guaranteed portion of nonperforming loans	218	218	218	3,061	3,287
Foreclosed assets, net of allowance	10,185	12,743	14,789	16,332	17,870
Loans charged-off	3,368	4,188	4,922	5,340	4,428
Loans recovered	1,133	1,214	464	525	697
Selected Financial Ratios
Return on average total assets	0.80%	0.85%	0.63%	1.04%	1.17%
Return on average equity	8.85%	9.54%	7.14%	12.19%	12.41%
Average yield on loans	6.49%	6.73%	6.53%	6.94%	6.24%
Average yield on interest-earning assets	4.68%	4.81%	4.66%	5.12%	4.82%
Average rate on interest-bearing liabilities	0.44%	0.48%	0.49%	0.53%	0.64%
Net interest margin (fully tax-equivalent)	4.37%	4.46%	4.30%	4.71%	4.34%
Supplemental Loan Interest Income Data:
Discount accretion PCI - cash basis loans	24	108	18	418	28
Discount accretion PCI - other loans	1,192	886	776	949	223
Discount accretion PNCI loans	591	1,391	1,286	1,738	—
Regular interest Purchased loans	3,251	3,439	3,420	3,651	978
All other loan interest income	20,472	19,968	19,429	20,491	20,758
Total loan interest income	25,530	25,792	24,929	27,247	21,987

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Balance Sheet Data
Cash and due from banks	$622,494	$644,102	$681,760	$637,275	$522,636
Securities, available-for-sale	183,432	202,849	212,157	229,223	257,300
Federal Home Loan Bank Stock	9,647	9,990	10,508	10,610	11,124
Loans held for sale	14,937	5,321	5,869	10,219	10,872
Loans:
Commercial loans	145,469	139,733	129,906	139,131	154,257
Consumer loans	388,844	393,248	419,539	406,330	400,627
Real estate mortgage loans	1,007,432	984,147	924,336	965,922	978,492
Real estate construction loans	33,902	35,354	37,304	39,649	42,251
Total loans, gross	1,575,647	1,552,482	1,511,085	1,551,032	1,575,627
Allowance for loan losses	(44,146)	(45,849)	(45,452)	(45,914)	(45,300)
Foreclosed assets	10,185	12,743	14,789	16,332	17,870
Premises and equipment	24,083	22,595	19,814	19,893	19,717
Cash value of life insurance	50,742	50,292	50,853	50,403	51,891
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	1,144	1,196	1,248	1,301	1,353
Mortgage servicing rights	4,485	4,757	4,784	4,603	4,238
FDIC indemnification asset	2,485	4,046	3,405	4,405	4,473
Accrued interest receivable	7,638	7,545	7,095	7,312	7,397
Other assets	37,189	38,030	39,474	43,384	33,750
Total assets	2,515,481	2,525,618	2,532,908	2,555,597	2,488,467
Deposits:
Noninterest-bearing demand deposits	592,529	578,010	564,143	541,276	469,630
Interest-bearing demand deposits	483,557	480,337	488,573	431,565	425,281
Savings deposits	767,244	737,433	724,449	797,182	788,276
Time certificates	358,309	369,997	392,581	420,513	437,036
Total deposits	2,201,639	2,165,777	2,169,746	2,190,536	2,120,223
Accrued interest payable	1,139	1,415	1,587	1,674	1,815
Reserve for unfunded commitments	2,555	2,590	2,550	2,740	2,640
Other liabilities	32,449	30,538	29,675	30,427	28,808
Other borrowings	9,264	60,831	69,074	72,541	82,919
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,288,284	2,302,389	2,313,870	2,339,156	2,277,643
Total shareholders’ equity	227,197	223,229	219,038	216,441	210,824
Accumulated other comprehensive gain	3,635	3,537	3,658	3,811	3,468
Average loans	1,573,816	1,534,006	1,527,536	1,570,648	1,410,151
Average interest-earning assets	2,351,164	2,331,148	2,334,842	2,320,205	2,037,348
Average total assets	2,519,259	2,509,099	2,514,541	2,513,634	2,207,800
Average deposits	2,174,085	2,148,964	2,149,212	2,149,422	1,865,399
Average total equity	$226,857	$223,028	$220,366	$214,979	$208,560
Total risk based capital ratio	14.4%	14.3%	14.3%	13.9%	13.5%
Tier 1 capital ratio	13.1%	13.0%	13.0%	12.7%	12.2%
Tier 1 leverage ratio	9.9%	9.7%	9.5%	9.5%	10.5%
Tangible capital ratio	8.4%	8.2%	8.0%	7.9%	7.8%